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                                                                       EXHIBIT 4

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Aradigm Corporation

         EXECUTED this 20 day of February, 2003.

MPM BIOEQUITIES ADVISER LLC                   MPM BIOEQUITIES GP LLC



By: /s/ Luke B. Evnin                         By: /s/ Luke B. Evnin
   -------------------------------                ------------------------------
Name: Luke B. Evnin                           Name: Luke B. Evnin
Title: Manager                                Title: Manager



MPM BIOEQUITIES MASTER FUND L.P.              MPM BIOEQUITIES GP L.P.
By: MPM BIOEQUITIES GP L.P.,                  By: MPM BIOEQUITIES GP LLC
  its General Partner                           its General Partner




By: /s/ Luke B. Evnin                         By: /s/ Luke B. Evnin
   -------------------------------                ------------------------------
Name: Luke B. Evnin                           Name: Luke B. Evnin
Title: Manager                                Title: Manager


/s/ Kurt von Emster
----------------------------------
Kurt von Emster

/s/ Robert W. Liptak
----------------------------------
Robert W. Liptak

/s/ Luke B. Evnin
----------------------------------
Luke B. Evnin

/s/ Ansbert Gadicke
----------------------------------
Ansbert Gadicke